================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         CHECKFREE HOLDINGS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         CHECKFREE HOLDINGS CORPORATION

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                         CHECKFREE HOLDINGS CORPORATION





                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                NOVEMBER 4, 1999

                                       AND

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
              AND PROMPTLY RETURN IT TO US IN THE ENCLOSED ENVELOPE

                         CHECKFREE HOLDINGS CORPORATION
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                 October 8, 1999
To Our Stockholders:



         Our annual meeting of stockholders will be held at our headquarters, 4411 East Jones Bridge Road, Norcross, Georgia, on Thursday, November 4, 1999, at 10:00 a.m., local time, for the following purposes:

         (1) To elect two Class I Directors each to serve for a three-year term expiring at the 2002 annual meeting of stockholders.

         (2) To transact any other business which may properly come before the meeting or any adjournment thereof.

         You will be most welcome at the meeting, and we hope you can attend. Our directors and officers and representatives of our independent public accountants will be present to answer your questions and to discuss our business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.



                                        By Order of the Board of Directors,

                                        Curtis A. Loveland
                                        Secretary


        ----------------------------------------------------------------
                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
        ----------------------------------------------------------------

                         CHECKFREE HOLDINGS CORPORATION
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 4, 1999
                          -----------------------------

         This proxy statement is furnished to you in connection with the solicitation of proxies to be used in voting at our annual meeting of stockholders to be held on November 4, 1999, and at any adjournment thereof. Our board of directors is soliciting the enclosed proxy. This proxy statement and the enclosed proxy will be first mailed to our stockholders on approximately October 8, 1999.

         We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Our representatives may also solicit proxies by mail, telegram, telephone or personal interview.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us prior to the meeting. If no directions are made to the contrary, your proxy will be voted FOR the nominees for director named herein. You have the power to revoke your proxy at any time before the proxy is exercised by filing a written notice with our corporate Secretary prior to the meeting. If you attend the meeting, you may vote in person and your proxy will not be used.

         Holders of record of our common stock at the close of business on September 24, 1999, will be entitled to vote at the annual meeting. At that time, we had 51,954,360 shares of our common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for those shares and vote those shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors.

         The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward a nominee's achievement of a plurality and, thus, will have no effect. Each other matter to be submitted to our stockholders for approval or ratification at the annual meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on the matter. For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and, thus, will have no effect.

ELECTION OF DIRECTORS

         Our Restated Certificate of Incorporation provides for a classified board of directors with three classes. Each class of directors consists, as nearly as practical, of one-third of the total number of directors. Effective December 15, 1997, the total number of authorized directors was fixed at six. Our board of directors proposes the election of two incumbent Class I Directors at the 1999 annual meeting of stockholders to continue service as Class I Directors. Four incumbent Class II and Class III Directors will continue in office. The nominees for Class I Directors, if elected, will serve for three-year terms expiring at the 2002 annual meeting of stockholders.

         William P. Boardman and George R. Manser are currently Class I Directors and are being nominated by our board of directors for re-election as Class I Directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Boardman and Manser as Class I Directors. In the event that any nominee for director should become unavailable, the number of our directors may be decreased pursuant to our By-Laws, or our board of directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for the substitute nominee.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee and each continuing director, the person's name, age, and his position with us:

                                CLASS I DIRECTORS
                      (NOMINEES FOR TERMS EXPIRING IN 2002)

                 NAME                   AGE                    POSITION
         --------------------  ---------------------- -------------------------

         William P. Boardman            58                     Director

         George R. Manser               68                     Director


                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 2000)
                 NAME                   AGE                    POSITION
         --------------------  ---------------------- -------------------------

         Mark A. Johnson                46            Vice Chairman, Corporate
                                                      Development and Marketing,
                                                            and Director

         Eugene F. Quinn                45                     Director


                               CLASS III DIRECTORS
                             (TERMS EXPIRE IN 2001)
                 NAME                   AGE                    POSITION
         --------------------  ---------------------- -------------------------

         Peter J. Kight                 43            Chairman of the Board and
                                                       Chief Executive Officer

         Jeffrey M. Wilkins             55                     Director

         Peter J. Kight, our founder, has served as our Chairman and Chief Executive Officer since December 1997. He also serves as Chairman and Chief Executive Officer of CheckFree Corporation (a position he has held since 1981), as President of CheckFree Investment Corporation and CheckFree Management Corporation, and as Chairman and Chief Executive Officer of CheckFree Investment Services Corporation. Mr. Kight is also a director of CheckFree Corporation, CheckFree Investment Services Corporation and CheckFree Management Corporation. From 1997 to 1999, Mr. Kight served as President of CheckFree Holdings Corporation and, from 1981 to 1999, he served as President of CheckFree Corporation. Mr. Kight is a Director of Metatec International, Inc., a publicly-held company that distributes information utilizing CD-ROM technology.

         Mark A. Johnson has served as our Vice Chairman since December 1997. He also serves as Vice Chairman, Corporate Development of CheckFree Corporation (a position he has held since May 1997) and as an Executive Vice President of CheckFree Investment Corporation and CheckFree Management Corporation. Mr. Johnson has been a Director since 1983. He also serves as a Director of CheckFree Corporation, CheckFree Investment Corporation, and CheckFree Management Corporation. Mr. Johnson served as Executive Vice President, Business Development of CheckFree Corporation from 1993 to 1997, as Treasurer of CheckFree Corporation from 1993 to 1996, as Senior Vice President of CheckFree Corporation from 1991 to 1993, and as a Vice President of CheckFree Corporation from 1982 to 1991. Mr. Johnson is a Director of Claris Corporation (formerly SQL Financials International, Inc.), a publicly-held company that develops, markets and supports client/server financial software applications.

         William P. Boardman has served as a Director since July 1996. Mr. Boardman has been an officer of Bank One Corporation since 1984 and is currently Senior Executive Vice President.

         George R. Manser has served as a Director since 1983. In 1998, Mr. Manser became the Director of Corporate Finance for Uniglobe Travel (USA), L.L.C., which franchises travel agencies throughout the United States. Since July 1994, Mr. Manser has served as Chairman of Uniglobe Travel (Capital Cities) Inc., which is the predecessor of Uniglobe and current holding company of Uniglobe. From 1985 to 1994, he served as Chairman of North American National Corporation, a life insurance holding company. Mr. Manser is a Director of Cardinal Health Inc., a publicly-held wholesale drug distributor, State Auto Financial Corporation, a publicly-held insurance company, AmeriLink Corporation, a publicly-held cabling services company, and Hallmark Financial Services, Inc., a publicly-held insurance services company. He is also an Advisory Director to the Corporate Finance Department of J.C. Bradford & Co., an NASD broker-dealer.

         Eugene F. Quinn has served as a Director since 1994. Mr. Quinn is a principal of Confluence Capital, a private investment firm. From March 1997 to April 1999, Mr. Quinn served as Senior Vice President for Online and Interactive Services at MTV Networks, a division of Viacom, Inc. From 1984 to 1997, Mr. Quinn served as a senior executive at Tribune Company and its Chicago Tribune subsidiary.

         Jeffrey M. Wilkins has served as a Director since 1990. Since August 1989, Mr. Wilkins has served as Chairman, President and Chief Executive Officer of Metatec Corporation, and its successor Metatec International, Inc., a publicly-held company which distributes information utilizing CD-ROM technology.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

         Our board of directors had a total of eight meetings during the fiscal year ended June 30, 1999. During Fiscal 1999, each of our directors attended 75% or more of the total number of (i) meetings of our board, and (ii) meetings of committees of our board on which the director served.

         As compensation for their services, each non-employee director receives annually, stock options under our 1995 Stock Option Plan to acquire 8,000 shares of our common stock, which options will vest 100% after one year and terminate ten years after grant. In addition, each non-employee director receives out-of-pocket expenses incurred in connection with attendance at board and committee meetings. On May 7, 1999, Messrs. Boardman,

Manser, Quinn, and Wilkins were each granted stock options to acquire 8,000 shares of our common stock at an exercise price of $44.4375 per share.

         Our board of directors has two standing committees: a Stock Option and Compensation Committee and an Audit Committee. Our Stock Option and Compensation Committee has the authority to (i) administer our stock option plans, including the selection of optionees and the timing of option grants; and (ii) review and monitor key employee compensation policies and administer our management compensation plans. The members of our Stock Option and Compensation Committee are Messrs. Quinn (Chairman), Boardman and Manser. Our Stock Option and Compensation Committee had a total of four meetings during Fiscal 1999.

         Our Audit Committee recommends the annual appointment of our independent public accountants with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by us in financial reporting, internal financial auditing procedures and the adequacy of our internal control procedures. Messrs. Manser (Chairman), Quinn, and Wilkins serve as members of our Audit Committee. Our Audit Committee had a total of four meetings during Fiscal 1999.

EXECUTIVE OFFICERS

         In addition to Peter J. Kight and Mark A. Johnson, the following persons are our executive officers:

         Peter F. Sinisgalli, age 43, has served as our President since May 1999. He also has served as President of CheckFree Corporation since May 1999 and as Chief Operating Officer of CheckFree Corporation since November 1996. Mr. Sinisgalli also serves as a director of CheckFree Corporation and CheckFree Management Corporation. From 1994 to 1996, Mr. Sinisgalli was Executive Vice President and Chief Financial Officer of Dun & Bradstreet Software. From 1993 to 1994, Mr. Sinisgalli was Senior Vice President--Group Finance of Dun & Bradstreet Corporation. From 1990 to 1992, Mr. Sinisgalli held various positions with Nielson Media Research, a division of Dun & Bradstreet Corporation.

         Allen L. Shulman, age 51, has served as our Executive Vice President and Chief Financial Officer since August 1998 and as General Counsel since May 1997. He also serves as Executive Vice President, Chief Financial Officer and General Counsel of CheckFree Corporation and CheckFree Investment Corporation, as Executive Vice President, Chief Financial Officer and Treasurer of CheckFree Investment Services Corporation, and as Executive Vice President and Treasurer of CheckFree Management Corporation. Mr. Shulman is also a director of CheckFree Management Corporation. From May 1997 to August 1998, he also served as our Senior Vice President. Immediately prior to joining us, Mr. Shulman was the managing attorney for the Atlanta office of Horvath & Lieber, P.C. From 1983 to 1996, Mr. Shulman was General Counsel and Chief Financial Officer for United Refrigerated Services, Inc.

         Lynn D. Busing, age 47, has served as our Executive Vice President since December 1997. He has also served as Executive Vice President, Corporate Banking of CheckFree Corporation since August 1999. Prior to that, Mr. Busing served as Executive Vice President, Account Management of CheckFree Corporation from February 1996 to August 1999. Mr. Busing was Senior Vice President of Servantis Systems Holdings, Inc. from 1993 to 1996. From 1987 to 1993, Mr. Busing held various management positions with Digital Equipment Corporation.

         James S. Douglass, age 34, has served as our Executive Vice President since December 1997. He has also served as Executive Vice President, Corporate Development of CheckFree Corporation since August 1999. Prior to that, Mr. Douglass served as Executive Vice President, Mergers and Acquisitions of CheckFree Corporation from August 1998 to August 1999. From September 1996 to August 1998, he served as Executive Vice President and Chief Financial Officer of CheckFree Holdings Corporation and CheckFree Corporation. From 1994 to 1996, Mr. Douglass was Vice President, Corporate Controller and Chief Accounting Officer for Medaphis Corporation. From 1988 to 1994, Mr. Douglass served in various capacities with KPMG Peat Marwick LLP, finally as senior manager.

         Sean E. Feeney, age 41, has served as our Executive Vice President since December 1997. He has also served as President, Software Division and as Executive Vice President, EC Sales of CheckFree Corporation since May 1998. From February 1997 to May 1998, he served as Executive Vice President, Software Solutions of CheckFree

Corporation. During 1996, Mr. Feeney served as Vice President, North America Channels and General Manager for Dun & Bradstreet Software. From 1990 to 1995, Mr. Feeney held various sales positions with Dun & Bradstreet.

         Ravi Ganesan, age 33, has served as our Executive Vice President since December 1997. He has also served as Executive Vice President and Chief Technology Officer of CheckFree Corporation since January 1997. From 1990 to 1997, Mr. Ganesan held various positions with Bell Atlantic, most recently as Vice President, Distributed Operations & Information Technology from 1995 to 1997.

         Matthew S. Lewis, age 34, has served as our Executive Vice President since August 1999. He has also served as Executive Vice President, EC Product Management and Marketing of CheckFree Corporation since January 1998. Prior to that, Mr. Lewis served as our Senior Vice President from December 1997 to August 1999, and as Vice President, Corporate Strategy and Communications for CheckFree Corporation from March 1996 to December 1997. From 1988 to 1996, Mr. Lewis held various positions at BankSouth Corporation, including Vice President, Corporate Affairs, Director of Compliance and Director of Communications and Manager of Public Relations.

         John J. Limbert, age 52, has served as our Executive Vice President since August 1998. He has also served as Executive Vice President, EC Customer Operations since May 1998. From 1977 to 1997, Mr. Limbert was employed at Banc One Corporation in various capacities, most recently as the head of its Eastern Region Consumer Banks.

         Gary A. Luoma, Jr., age 42, has served as our Vice President, Chief Accounting Officer and Assistant Secretary since December 1997. He has also served as Vice President, Chief Accounting Officer and Assistant Secretary of CheckFree Corporation (a position he has held since April 1997), as Vice President and Assistant Secretary of CheckFree Investment Corporation and CheckFree Management Corporation, and as Assistant Secretary of CheckFree Investment Services Corporation. Mr. Luoma is also a director of CheckFree Management Corporation. From 1995 to 1997, Mr. Luoma served as Vice President of Finance, Americas Operations and Assistant Secretary and, from 1990 to 1995, as Director of Finance, Planning and Analysis at Dun & Bradstreet Software. From 1983 to 1990, Mr. Luoma held various financial positions with the American Security Group, including Assistant Treasurer, Assistant Controller and Internal Audit Manager. From 1980 to 1983, Mr. Luoma served as a Certified Public Accountant on the audit staff of Ernst & Whinney.

         Curtis A. Loveland, age 52, has served as our Secretary since December 1997. He also serves as Secretary of CheckFree Corporation (a position he has held since 1983), CheckFree Investment Corporation, CheckFree Investment Services Corporation, and CheckFree Management Corporation. Mr. Loveland has been associated with the law firm of Porter, Wright, Morris & Arthur LLP since 1973 and a partner since 1979.

         Keven M. Madsen, age 39, has served as our Vice President since December 1997 and as Treasurer since August 1998. He has also served as Vice President and Treasurer of CheckFree Corporation (a position he has held since July 1997), as Vice President and Treasurer of CheckFree Investment Corporation, and as Vice President and Assistant Treasurer of CheckFree Management Corporation. Mr. Madsen also serves as a director of CheckFree Management Corporation. From December 1997 to August 1998, he served as our Assistant Treasurer. From 1996 to 1998, Mr. Madsen served as Director of Tax & Treasury and Assistant Treasurer of CheckFree Corporation. From 1990 to 1996, Mr. Madsen served as Manager of Corporate Tax and Treasury for Dun & Bradstreet Software. Prior to 1990, Mr. Madsen was a Certified Public Accountant in the audit and tax divisions of Arthur Andersen & Co.

         David Mangum, age 33, has served as our Senior Vice President, Finance and Accounting since September 1999. From July 1998 to September 1999, he worked as Vice President, Finance and Administration, Managed Systems Division for Sterling Commerce, Inc. Prior to that, Mr. Mangum worked as the Director of Finance for XcelleNet, Inc. from February 1997 to July 1998. From May 1993 to January 1997, Mr. Mangum served as Director of Finance for Dun & Bradstreet Software.

         Randal A. McCoy, age 36, has served as our Executive Vice President since August 1999. He has also served as Executive Vice President, EC Software Development of CheckFree Corporation since August 1999. Prior to that, Mr. McCoy served as Senior Vice President, Electronic Commerce Development of CheckFree Corporation from February 1998 to August 1999, and as Vice President, Genesis Platform Development of CheckFree Corporation from May 1997 to February 1998. From 1990 to 1997, Mr. McCoy was Vice President, Corporate Banking Development at Servantis Systems, Inc. Prior to that, Mr. McCoy worked as a large systems architect at BellSouth Corporation.

         Terrie O'Hanlon, age 38, has served as our Senior Vice President, Communications and Media Relations since June 1998. She has also served as Senior Vice President, Corporate Communications and Investor Relations of CheckFree Corporation since August 1999. From June 1998 to August 1999, she served as Senior Vice President, Communications and Media Relations of CheckFree Corporation. From 1997 to 1998, Ms. O'Hanlon served as Vice President, Corporate Communications at Medaphis Corporation. From 1995 to 1997, Ms. O'Hanlon was Corporate Communications Director of Dun & Bradstreet Software. From 1990 to 1995, Ms. O'Hanlon served as Vice President of Crescent Communications.

         Stephen Olsen, age 39, has served as our Executive Vice President since August 1999. He has also served as Executive Vice President, EC Information Technology Operations of CheckFree Corporation since August 1999. Prior to that, Mr. Olsen served as our Senior Vice President from December 1997 to August 1999, and as Senior Vice President and Chief Information Officer of CheckFree Corporation from March 1997 to August 1999. From 1996 to 1997, Mr. Olsen served as Vice President, Chief Information Officer of Geac Computer Corporation. From 1990 to 1996, Mr. Olsen served as Vice President, Chief Information Officer of Dun & Bradstreet Software.

         Harley J. Ostis, age 42, has served as our Senior Vice President since January 1999. He has also served as Senior Vice President, Human Resources of CheckFree Corporation since January 1999. From 1981 to 1999, Mr. Ostis held various positions with Harris Corporation, most recently as Vice President, Human Resources and Quality for Lanier Worldwide, a division of Harris Corporation.

         Francis X. Polashock, age 44, has served as our Executive Vice President since December 1997. He also serves as Executive Vice President and President, CheckFree Investment Services of CheckFree Corporation (a position he has held since June 1999) and as President of CheckFree Investment Services Corporation. From May 1997 to June 1999, Mr. Polashock served as Executive Vice President and General Manager, Investment Services Division of CheckFree Corporation. From 1981 to 1993, Mr. Polashock held several management positions within Dun & Bradstreet Corporation, most recently as General Manager of Asia Pacific and Latin America. From 1993 to 1997, Mr. Polashock was involved with several entrepreneurial ventures targeted at the Chinese marketplace.

         Glen Sarvady, age 37, has served as our Vice President, Operations Strategy and Planning since August 1999. He has also served as Vice President, Operations Strategy and Planning of CheckFree Corporation since August 1999. Prior to that, Mr. Sarvady served as Vice President, Financial Planning and Analysis of CheckFree Corporation from August 1998 to August 1999, and as Vice President, Business Development of CheckFree Corporation from 1997 to 1998. From 1988 to 1997, Mr. Sarvady held a variety of financial management positions with Dun & Bradstreet Corporation, most recently as Vice President, Finance of Dun & Bradstreet Software.

         Officers are elected annually by the board of directors and serve at its discretion. There are no family relationships among our directors and executive officers.

OWNERSHIP OF OUR COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding beneficial ownership of our common stock by each of our directors, each of our executive officers named in the Summary Compensation Table, and our directors and executive officers as a group as of September 1, 1999:



                                                   SHARES BENEFICIALLY OWNED (1)(2)
                                                   --------------------------------
                   STOCKHOLDER                         NUMBER           PERCENT
-------------------------------------------------  --------------   ---------------
Peter J. Kight (3)                                    6,767,418          12.9%

Mark A. Johnson (4)                                   1,513,194           2.9%

Peter F. Sinisgalli                                     105,860            *

Sean E. Feeney                                           28,316            *

Francis X. Polashock (5)                                  3,503            *

William P. Boardman                                      29,000            *

George R. Manser (6)                                     43,307            *

Eugene F. Quinn                                          35,523            *

Jeffrey M. Wilkins                                       18,000            *

All directors and executive officers as a group       8,798,585          16.6%
   (23 persons) (3)(4)(5)(6)




----------------------
* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes shares purchasable within 60 days after September 1, 1999 pursuant to the exercise of options covering:


      - 626,741 shares for Mr. Kight,       - 42,307 shares for Mr. Manser,
      - 29,495 shares for Mr. Johnson,      - 26,523 shares for Mr. Quinn,
      - 88,249 shares for Mr. Sinisgalli,   - 16,000 for Mr. Wilkins, and
      - 26,881 shares for Mr. Feeney,       - 1,101,752 shares for all directors
      - 0 shares for Mr. Polashock,           and executive officers as a group.
      - 25,000 shares for Mr. Boardman,

(3) Includes 8,600 shares held by the Peter J. Kight and Teresa J. Kight 1995 Children's Trust and 1,006,255 shares held by The PJK GRAT 97-1, The PJK GRAT 97-2, The PJK GRAT 98-1, The PJK GRAT 98-2, The PJK GRAT 98-3 and The PJK GRAT 98-4. Mr. Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(4) Includes 8,786 shares held by the Mark A. Johnson 1997 Irrevocable Children's Trust. Mr. Johnson disclaims ownership of these shares in which he has no pecuniary interest.

(5) Includes 1,800 shares held by Mr. Polashock's minor children which Mr. Polashock disclaims any beneficial ownership.

(6) Includes 1,000 shares held by Mr. Manser's spouse which Mr. Manser disclaims any beneficial ownership.


OWNERSHIP OF COMMON STOCK BY PRINCIPAL STOCKHOLDERS

       The following table sets forth information as of September 1, 1999 (except as noted below), relating to the beneficial ownership of our common stock by each person known us to own beneficially more than 5% of the outstanding shares of our common stock.


                                                               SHARES BENEFICIALLY OWNED (1)
                                                      ---------------------------------------------
                     STOCKHOLDER                             NUMBER                    PERCENT
----------------------------------------------------  ------------------------  -------------------

Peter J. Kight (2)(3)                                       6,767,418                   12.9%
  4411 East Jones Bridge Road
  Norcross, Georgia 30092

Intuit Inc.                                                10,600,000                   19.2%
  2535 Garcia Avenue
  Mountain View, California 94039

Gintel Asset Management, Inc.(4)                            3,468,975                    6.5%
  6 Greenwich Office Park
  Greenwich, Connecticut 06831

Brown Investment Advisory & Trust Company(5)                6,188,896                   11.7%
Brown Advisory Incorporated
  19 South Street
  Baltimore Maryland 21202

T. Rowe Price Associates, Inc. (6)                          3,245,300                    6.1%
  100 E. Pratt Street
  Baltimore, Maryland 21202



(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes 626,741 shares purchasable by Mr. Kight pursuant to the exercise of options within 60 days after September 1, 1999.

(3) Includes 8,600 shares held by the Peter J. Kight and Teresa J. Kight 1995 Children's Trust and 1,006,255 shares held by The PJK GRAT 97-1, The PJK GRAT 97-2, The PJK GRAT 98-1, The PJK GRAT 98-2, The PJK GRAT 98-3 and The PJK GRAT 98-4. Mr. Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(4) Based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 29, 1998. Robert M. Gintel, Chief Executive Officer and 100% shareholder of Gintel Asset Management, Inc., is also controlling partner of Gintel & Co. Limited Partnership and Gintel-Ray Ltd. Partnership. In addition, Gintel Asset Management, Inc. has discretionary power over the accounts for which it acts as investment advisor. As a result, Gintel Asset Management, Inc. may be deemed to be the beneficial owner of the shares owned by these other entities.

(5) Based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 17, 1999.

(6) Based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 8, 1999.


EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid during our fiscal years ended June 30, 1997, 1998 and 1999 to our Chief Executive Officer and each of our four other highest compensated executive officers (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                      ANNUAL COMPENSATION        COMPENSATION
                                                  --------------------------  -----------------
                                                                                   AWARDS
                                                                              -----------------
                                                                                 SECURITIES
                                                                                 UNDERLYING         ALL OTHER
                                                     SALARY         BONUS          OPTIONS         COMPENSATION
   NAME AND PRINCIPAL POSITION           YEAR          ($)           ($)             (#)              ($)(1)
----------------------------------   -----------  -------------  -----------  -----------------  --------------

PETER J. KIGHT                           1999         $400,000     $       0(2)     100,000        $       0
Chairman and Chief Executive             1998         $375,000     $ 182,813        100,000        $       0
Officer                                  1997         $292,692     $ 256,776        300,000        $ 108,800

MARK A. JOHNSON                          1999         $205,000     $       0(2)      25,000        $   1,000
Vice Chairman, Corporate                 1998         $182,000     $  54,600         25,000        $   1,000
Development and Marketing                1997         $179,711     $  80,330         30,847        $  42,574

PETER F. SINISGALLI(3)                   1999         $280,000     $       0(2)     116,000(4)     $   1,000
President and Chief Operating            1998         $260,417     $ 103,125         58,000        $   1,000
Officer                                  1997         $165,675     $ 114,757        192,373        $       0

SEAN E. FEENEY(5)                        1999         $200,000     $  48,000        130,000(4)     $   1,000
Executive Vice President and             1998         $197,292     $  69,920         15,000        $   1,000
President, CheckFree Software            1997         $ 65,625     $  40,101         54,322        $       0
Division/Business Electronic
Commerce

FRANCIS X. POLASHOCK(6)                  1999         $190,000     $  45,600        130,000(4)     $   1,000
Executive Vice President and             1998         $188,965     $  65,500         15,000        $   1,000
President Investment Services            1997         $ 17,276     $   6,000        100,000        $       0
Division


----------------------

(1) Includes matching contribution to our 401(k) Plan of $1,000 for Mr. Johnson, Mr. Sinisgalli, Mr. Feeney, and Mr. Polashock for Fiscal 1999. Includes matching contribution to our 401(k) Plan of $1,000 for Mr. Johnson, Mr. Sinisgalli, Mr. Feeney, and Mr. Polashock for Fiscal 1998. Includes matching contribution to our 401(k) Plan of $980 for Mr. Johnson and relocation allowances of $108,800 for Mr. Kight and $41,594 for Mr. Johnson for Fiscal 1997.

(2) The fiscal 1999 bonuses for Messrs. Kight, Johnson and Sinisgalli were deferred to fiscal 2000. An additional bonus of $156,000 for Mr. Kight, $49,200 for Mr. Johnson and $92,400 for Mr. Sinisgalli over and above the fiscal 2000 bonus that they may earn will be paid only if we hit our performance targets for fiscal 2000.

(3)     Mr. Sinisgalli was employed by us effective November 3, 1996.

(4) Includes options granted in fiscal 1999 due to Repricing of options granted in fiscal years 1998 and 1997 as reflected in the Ten Year Option Repricing Section on pages 13 and 14.

(5)     Mr. Feeney was employed by us effective February 15, 1997.

(6)     Mr. Polashock was employed by us effective May 28, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers under our 1995 Stock Option Plan during the 1999 Fiscal Year:


                                              INDIVIDUAL GRANTS (1)

                       NUMBER OF
                      SECURITIES       % OF TOTAL                                    POTENTIAL REALIZED VALUE AT
                      UNDERLYING    OPTIONS GRANTED                                 ASSUMED ANNUAL RATES OF STOCK
                   OPTIONS GRANTED  TO EMPLOYEES IN   EXERCISE PRICE                    PRICE APPRECIATION FOR
     NAME                (#)         FISCAL YEAR(2)      ($/SHARE)   EXPIRATION DATE     OPTION TERMS (3)(4)
------------------------------------------------------------------------------------------------------------------
                                                                                           5%($)      10%($)
                                                                                       -----------  -----------

Peter J. Kight         100,000             3.3%          $44.4375          2009        $2,794,650    $7,082,193


Mark A. Johnson         25,000             0.8%          $44.4375          2009        $  698,663    $1,770,548


Peter F. Sinisgalli     58,000             1.9%          $ 15.875          2008        $  579,055    $1,467,438
                        58,000             1.9%          $44.4375          2009        $1,620,897    $4,107,672

Sean E. Feeney          15,000             0.5%          $44.4375          2009        $  419,198    $1,062,329
                        65,000             2.1%          $11.3125          2008        $  462,434    $1,171,899
                        50,000(5)          1.7%          $13.9375          2008        $  438,261    $1,110,639

Francis X. Polashock    15,000             0.5%          $44.4375          2009        $  419,198    $1,062,329
                       115,000             3.8%          $11.3125          2008        $  818,153    $2,073,359


----------------------

(1)  This table covers the period from July 1, 1998 to June 30, 1999.

(2) Percentage is based upon 1,575,057 options granted to employees in fiscal 1999 and 1,418,403 options repriced in fiscal 1999.

(3) The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per share exercise price and (b) the number of shares underlying the grant.

(4) The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value which may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in our industry and market area, competition, and economic conditions, over which the optionee may have little or no control.

(5)  Options cancelled due to repricing.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

           The following table provides certain information regarding the number and value of stock options held by our Named Executive Officers at June 30, 1999.


                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT FISCAL
                                                        OPTIONS AT FISCAL YEAR-END (#)        YEAR-END ($)(2)
                                                        ------------------------------ ------------------------------
                                SHARES
                               ACQUIRED
                                  ON         VALUE
                               EXERCISE    REALIZED
    NAME                         (#)        ($)(1)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------   --------   -----------    -----------    -------------    -----------    -------------
Peter J. Kight                    0           $0           626,741          400,399      $14,942,448     $3,113,686

Mark A. Johnson                121,354    $1,385,863        29,495           52,352      $   283,467     $  165,261

Peter F. Sinisgalli               0           $0            88,249          220,124      $   898,190     $1,663,214

Sean E. Feeney                    0           $0            26,881          107,441      $   311,163     $1,357,930

Francis X. Polashock              0           $0                 0          130,000      $         0     $1,868,750


(1) Value realized represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses that may have been owed.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($27.5625 on June 30, 1999). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

                            TEN YEAR OPTION REPRICING

         On September 8, 1998, our Stock Option and Compensation Committee approved a stock option exchange program that allowed all of our associates who held stock options (excluding Messrs. Kight, Johnson, Sinisgalli, and Shulman) the right to exchange his or her existing stock options for new stock options having the following terms:

         -    A new ten year life;
         - Vesting of 40% of the options after two years, 60% after three years, 80% after four years, and 100% after five (5) years;
         - Subject to cancellation of the exchanged option agreement in total; and
         - Exercisable at a price based on the closing price of our common stock on September 15, 1998 ($11.3125).

         The table below presents the required disclosure with respect to any repricing of options held by any executive officer during the last ten completed years.



                                                                                                       LENGTH OF
                                   NUMBER OF                                                           ORIGINAL
                                   SECURITIES     MARKET PRICE                                        OPTION TERM
                                   UNDERLYING     OF THE STOCK        EXERCISE                        REMAINING AT
                                    OPTIONS       AT THE TIME       PRICE AT TIME                        DATE OF
                                  REPRICED OR     OF REPRICING       OF REPRICING     NEW EXERCISE    REPRICING OR
     NAME              DATE       AMENDED (#)   OR AMENDMENT ($)   OR AMENDMENT ($)     PRICE ($)      AMENDMENT
-------------------  -------     ------------   ----------------   ----------------   ------------    ------------
Lynn D. Busing       9/16/98        15,000          $11.31             $25.75           $11.31         9.8 years
                     9/16/98        25,000          $11.31             $21.88           $11.31         7.4 years
James S. Douglass    9/16/98        15,000          $11.31             $25.75           $11.31         9.8 years
Sean E. Feeney       9/16/98        50,000          $11.31             $13.94           $11.31         9.9 years
                     9/16/99        15,000          $11.31             $25.75           $11.31         9.8 years
Ravi Ganesan         9/16/98       100,000          $11.31             $25.75           $11.31         9.8 years
Matthew S. Lewis     9/16/98        15,000          $11.31             $25.75           $11.31         9.8 years
                     9/16/98        15,000          $11.31             $27.88           $11.31         9.3 years
John J. Limbert      9/16/98        60,000          $11.31             $24.13           $11.31         9.7 years
Gary A. Luoma, Jr.   9/16/98         3,322          $11.31             $25.75           $11.31         9.8 years
Keven M. Madsen      9/16/98         5,000          $11.31             $17.25           $11.31         8.7 years
                     9/16/98         1,500          $11.31             $25.75           $11.31         9.8 years
Randal A. McCoy      9/16/98        25,000          $11.31             $25.75           $11.31         9.8 years
                     9/16/98        10,000          $11.31             $21.88           $11.31         7.4 years
Terrie O'Hanlon      9/16/98        10,000          $11.31             $24.25           $11.31         9.7 years
Stephen Olsen        9/16/98        15,000          $11.31             $25.75           $11.31         9.8 years
Frank X. Polashock   9/16/98       100,000          $11.31             $17.63           $11.31         8.8 years
                     9/16/98        15,000          $11.31             $25.75           $11.31         9.8 years
Glen Sarvady         9/16/98        10,000          $11.31             $17.25           $11.31         8.7 years
                     9/16/98         1,810          $11.31             $25.75           $11.31         9.8 years
                     9/16/98         5,000          $11.31             $13.94           $11.31         9.7 years


         Additionally, on November 5, 1998, our Stock Option and Compensation Committee approved the repricing of some options that had been granted to Mr. Sinisgalli and Mr. Shulman.


                                                                                                       LENGTH OF
                                   NUMBER OF                                                           ORIGINAL
                                   SECURITIES     MARKET PRICE                                        OPTION TERM
                                   UNDERLYING     OF THE STOCK        EXERCISE                        REMAINING AT
                                    OPTIONS       AT THE TIME       PRICE AT TIME                        DATE OF
                                  REPRICED OR     OF REPRICING       OF REPRICING     NEW EXERCISE    REPRICING OR
     NAME              DATE       AMENDED (#)   OR AMENDMENT ($)   OR AMENDMENT ($)     PRICE ($)      AMENDMENT
-------------------  -------     ------------   ----------------   ----------------   ------------    ------------
Peter F. Sinisgalli  11/5/98        58,000          $15.88             $25.75            $15.88        9.5 years
Allen L. Shulman     11/5/98         5,000          $15.88             $25.75            $15.88        9.5 years


         Our Stock Option and Compensation Committee approved the stock option exchange, in light of the significant decreases in the price of our common stock during the first and second quarters of fiscal 1999, to motivate and retain existing associates who held "under water options."

                                     STOCK OPTION AND COMPENSATION COMMITTEE

                                             George R. Manser
                                             Eugene F. Quinn
                                             William P. Boardman

EMPLOYMENT AGREEMENTS

         On May 1, 1997, Mr. Kight entered into an employment agreement with us. Mr. Kight's employment agreement provides for a minimum base salary and a covenant not to compete. Mr. Kight's minimum base salary was set at $300,000 until July 1, 1997, when it increased to $375,000. Mr. Kight's base salary was increased to $400,000 for Fiscal 1999. Additionally, Mr. Kight received a stock option to purchase 200,000 shares of our common stock at $14.75 per share, the price per share on the date of the employment agreement. The covenant not to compete in Mr. Kight's employment agreement is for the time of employment, plus a one year period following termination of employment. If Mr. Kight's employment is terminated as a result of our change in control (as defined in his employment agreement), if Mr. Kight resigns after a change in control upon making a good faith determination that his employment status or responsibilities have been materially adversely affected, or if Mr. Kight's employment is terminated by us without cause, he is entitled to receive the greater of two times his average annual compensation or an amount equal to his basic salary and incentive compensation until June 30, 2002. The term of Mr. Kight's employment agreement runs through June 30, 2002, and thereafter it renews for one-year periods.

         On February 21, 1996, Mr. Busing entered into an employment agreement with us. The employment agreement provides for a minimum base salary of $140,000 per year and a covenant not to compete. The covenant not to compete contained in the employment agreement is for the time of employment, plus a one year period following termination of employment. If Mr. Busing's employment is terminated as a result of our change in control (as defined in his employment agreement) or if he resigns after a change in control upon making a good faith determination that his employment status or responsibilities have been materially adversely affected, Mr. Busing is entitled to receive two times his average annual compensation. If we terminate Mr. Busing's employment without cause, he would be entitled to receive his basic salary for the six month period following his termination date. The employment agreement is "at will" and, therefore, does not have a stated term.

         The following Compensation Committee Report and Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         Our Stock Option and Compensation Committee has the authority and responsibility to establish, determine and administer:

         -   our officer compensation policies;
         -   the salaries of our executive officers;
         -   the formula for bonus awards to our executive officers; and
         - the grants of stock options to our executive officers and other key employees under our 1995 Stock Option Plan.

Our Stock Option and Compensation Committee consists solely of independent non-employee directors. In general, the philosophy of our Stock Option and Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance as well as our performance. The preferred compensation policy of the Stock Option and Compensation Committee is to set base pay at the lower end of the comparable market ranges, establish performance based annual cash bonus opportunities, and grant significant option positions to key employees to provide greater long term incentives.

         In Fiscal 1997, we hired an outside consulting firm to perform an executive compensation survey us. The consulting firm was asked to prepare a survey reviewing base compensation, bonus programs, and stock options in relation to similarly situated companies. The survey concluded that our compensation is mixed when compared to the market, with some positions below market and others above market. After a complete review and discussion of the survey, our Stock Option and Compensation Committee agreed that we would move all executive officers to a July 1 compensation review and adjustment cycle effective July 1, 1997, to permit a more uniform review of executive compensation consistent with salary ranges established for executive positions. Also, based in part on the recommendation of the consulting firm, we entered into an employment agreement with Mr. Kight.

         Mr. Kight's employment agreement, effective May 1, 1997, provided for an increase in base salary for Fiscal 1999 from $375,000 to $400,000. In addition, his employment agreement provided for a one-time stock option grant of 200,000 shares at $14.75 per share, the fair market value of the shares on May 1, 1997. The option shares become 100% vested on May 1, 2003; provided, however, 20% of the option shares will vest and become exercisable at the end of each fiscal year 1998 through 2002 that we attain at least 80% of the budgeted net income or not more than 120% of the budgeted net loss. The stock options also become 100% vested if we terminate Mr. Kight's employment without cause or upon a change in our control, as defined in the employment agreement. The term of the employment agreement is five years, with automatic one-year renewals thereafter.

         In addition to the recommendation of the outside consulting firm, the determination of executive officer base salaries for Fiscal 1999 was based primarily on subjective factors, such as our Stock Option and Compensation Committee's perception of individual performance and the executive officer's contribution to our overall performance, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities.

         In order to motivate management to meet both our short-term and long-term objectives, our Stock Option and Compensation Committee approved an Incentive Compensation Plan for certain executive officers. The bonuses for senior officers were based partially on the achievement of revenue targets and partially on the achievement of our pre-tax earnings targets and, in appropriate cases, partially on achievement of revenue targets and partially on the achievement of pre-tax earnings targets of our operating divisions. Mr. Kight did not receive a bonus for Fiscal 1999. The Committee deferred Mr. Kight's fiscal 1999 bonus to fiscal 2000. If we hit our performance targets for fiscal 2000, Mr. Kight will receive an additional bonus of $156,000 over and above his fiscal 2000 bonus.

         In Fiscal 1999, we updated the executive pay survey performed by the outside consulting firm for us in Fiscal 1998. The update concluded that our compensation is mixed when compared to the market, with some positions below market and others above market. In general, the results of the update validated our approach to long-term incentives in the aggregate. After a complete review of the individual performance criteria discussed above and discussion of the survey, we approved annual base salaries with target performance bonus percentages for our executive officers for Fiscal 2000, which included an increase in Mr. Kight's base salary from $400,000 to $420,000 for Fiscal 2000.

         The purposes of our 1995 Stock Option Plan are to provide long-term incentives to key employees and motivate key employees to improve our performance and thereby increase our common stock price. Beginning in Fiscal 1997, stock option awards are considered at the time of the hiring of key associates and annually for all key associates by our Stock Option and Compensation Committee. The value of the stock options awarded is entirely dependent upon our stock performance over a period of time.

         The number of shares of our common stock subject to the options granted during Fiscal 1999 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to our future performance. No specific weight was given to any of these factors. Options awarded to each executive officer during previous years were reviewed by our Stock Option and Compensation Committee in determining the size of an option awarded for Fiscal 1999.

         Each stock option awarded during Fiscal 1999 had an exercise price equal to the fair market value of our underlying common stock on the date of the grant. Generally, stock options granted to our new employees vest and become exercisable at the rate of 20% per year if the option holder remains employed at the time of vesting and terminate ten years from the date of grant. However, annual stock option grants to our key employees, however, typically vest and become exercisable at the rate of 33-1/3% per year if the option holder remains employed at the time of vesting and terminate ten years from the date of grant. Pursuant to our policy of granting stock options to key employees on an annual basis, on May 7, 1999, Mr. Kight was granted an option to purchase 100,000 shares at a price of $44.4375 per share, the fair market value of the shares on May 7, 1999, vesting at the rate of 33-1/3% per year based on continued employment.

         The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. Generally, we intend that compensation paid to covered employees shall be deductible to the fullest extent permitted by law. Our 1995 Stock Option Plan and our Incentive Compensation Plan are intended to qualify under Section 162(m).


                                   STOCK OPTION AND COMPENSATION COMMITTEE


                                        Eugene F. Quinn (Chairman)
                                        William P. Boardman
                                        George R. Manser

                                PERFORMANCE GRAPH

                      COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE NASDAQ STOCK MARKET - US INDEX
                 AND THE S&P COMPUTER SOFTWARE & SERVICES INDEX

         The following Performance Graph compares our performance with that of the Nasdaq Stock Market - US Index and the S&P Computer Software & Services Index, which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on September 27, 1995 (the effective date our common stock was registered under the Securities Exchange Act of 1934, as amended), in our common stock, and in the Nasdaq Stock Market - US Index and the S&P Computer Software & Services Index and that all dividends were reinvested.

                COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG CHECKFREE HOLDINGS CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE S&P COMPUTERS (SOFTWARE & SERVICES) INDEX


                                                  CUMULATIVE TOTAL RETURN
                                            ------------------------------------
                                            9/28/95 12/95 12/96 6/97  6/98  6/99

CHECKFREE HOLDINGS CORPORATION                 100   119    95    98   164   153
NASDAQ STOCK MARKET (U.S.)                     100   104   127   143   188   268
S & P COMPUTERS (SOFTWARE & SERVICES)          100   102   159   216   336   516

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Currently, Messrs. Manser, Boardman and Quinn, who are not employees, are members of the Stock Option and Compensation Committee. Since 1994, Mr. Kight has served as a member of Metatec International, Inc. and its predecessor's board of directors, of which Mr. Wilkins is Chairman, President and Chief Executive Officer.

TRANSACTIONS BETWEEN INTUIT INC. AND CHECKFREE

         We entered into a Services and License Agreement with Intuit Inc. in connection with the acquisition of Intuit Services Corporation in January 1997. The principal objectives of the agreement were to: (a) establish a continuing cooperative relationship between the parties whereby users of certain Intuit software products and services would continue to be able to obtain electronic banking and electronic bill payment services from us through such Intuit products and services; (b) provide the means for an orderly transition in the operation and support of several services offered by Intuit Services Corporation that were interdependent on certain technologies, equipment, facilities, personnel and support services of Intuit and us; (c) set forth the terms on which we and Intuit will cooperate to develop, market, distribute and support certain of our respective products and services; and (d) provide for the grant of certain technology licenses and mutual support and technical cooperation agreements among the parties. During fiscal 1999, we incurred $2,608,072 in royalty expense in connection with the terms of this agreement.

MR. KIGHT'S GUARANTY

         In 1993, the State of Ohio issued State Economic Development Revenue Bonds in the aggregate principal amount of $7,515,000 pursuant to a certain trust agreement between the Treasurer of Ohio and The Provident Bank, as trustee. The proceeds of the bonds were applied to the purchase of real property that we leased from the Director of Development, State of Ohio for our facilities in Worthington, Ohio. Mr. Kight guaranteed the obligations evidenced by the bonds in order to induce their issuance by the State of Ohio pursuant to a guaranty agreement, dated August 1, 1993, made with Provident. Under the Guaranty Agreement, Mr. Kight's liability is limited to an amount equal to the product of his percentage beneficial ownership of our common stock multiplied by the outstanding principal of the bonds; provided, however, that Mr. Kight's liability may not exceed $2,200,000. We agreed to indemnify and reimburse Mr. Kight for any amount paid by him under the Guaranty Agreement. Additionally, under the Guaranty Agreement, with certain limited exceptions, the Director of Development's consent is required for Mr. Kight to sell or otherwise dispose of his equity interest in our common stock. In June 1999, we sold our facilities in Worthington, Ohio and, subsequently, Mr. Kight was released from his obligations under the Guaranty Agreement.

MISCELLANEOUS

         Curtis A. Loveland, our Secretary, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which firm serves as our outside general counsel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to us. Based on its review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended June 30, 1999, except for one late filing for Mr. Polashock.

INDEPENDENT PUBLIC ACCOUNTANTS

         Our board of directors has appointed Deloitte & Touche LLP, independent public accountants, as our auditors for Fiscal 2000. Deloitte & Touche LLP has served as our independent public accountants since 1981. Our board of directors believes that the reappointment of Deloitte & Touche LLP for Fiscal 2000 is appropriate because of the firm's reputation, qualifications, and experience. Representatives of Deloitte & Touche LLP will be present at our annual meeting and will have an opportunity to make a statement if they desire to do so. These representatives will be available to respond to appropriate questions.

PROPOSALS BY STOCKHOLDERS FOR 2000 ANNUAL MEETING

         If any of our stockholder wish to submit a proposal to be included in next year's proxy statement and acted upon at our 2000 annual meeting of stockholders, the proposal must be received by our corporate Secretary at our principal executive offices, 4411 East Jones Bridge Road, Norcross, Georgia 30092, prior to the close of business on August 25, 2000. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation to our 2000 annual meeting of stockholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after August 25, 2000.

OTHER MATTERS

         As of the date of this proxy statement, our management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the stockholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to these matter in accordance with their best judgment.

         Our 1999 Annual Report to Stockholders, including financial statements, was furnished to our stockholders prior to or concurrently with the mailing of this proxy material.

                                     By Order of the Board of Directors,

                                     Curtis A. Loveland
                                     Secretary

                         CHECKFREE HOLDINGS CORPORATION
              4411 EAST JONES BRIDGE ROAD, NORCROSS, GEORGIA 30092

            --------------------------------------------------------

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 4, 1999

         The undersigned stockholder of CheckFree Holdings Corporation (the "Company") hereby appoints Peter J. Kight, Mark A. Johnson and Peter F. Sinisgalli, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 4411 East Jones Bridge Road, Norcross, Georgia, on Thursday, November 4, 1999, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned stockholder would have if personally present, for the following purposes:

1. ELECTION OF GEORGE R. MANSER AND WILLIAM P. BOARDMAN AS CLASS I DIRECTORS.
            [ ]  FOR
            [ ]  WITHHOLD AUTHORITY FOR EACH NOMINEE

   (INSTRUCTION: TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, WRITE THAT NOMINEE'S NAME HERE:_______________________________________________________.

2. IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   (Continued and to be signed on other side.)


                          (Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, dated October 8, 1999, the Proxy Statement and the Annual Report of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

         PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.


                                                Dated:____________________, 1999

                                                ________________________________
                                                            (Signature)

                                                ________________________________
                                                            (Signature)
                                                SIGNATURE(S) SHALL AGREE WITH
                                                THE NAME(S) PRINTED ON THIS
                                                PROXY. IF SHARES ARE REGISTERED
                                                IN TWO NAMES, BOTH STOCKHOLDERS
                                                SHOULD SIGN THIS PROXY. IF
                                                SIGNING AS ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE YOUR FULL
                                                TITLE AS SUCH.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS